Exhibit 4.1
As adopted by the Board of Directors
on December 16, 2002, and amended
on February 3, 2003



                                ACTIVISION, INC.

                  2002 STUDIO EMPLOYEE RETENTION INCENTIVE PLAN

     ACTIVISION, INC., a corporation formed under the laws of the State of Delaware (the "Company"), hereby establishes and adopts the following 2002 Studio Employee Retention Incentive Plan (the "Plan").

                                    RECITALS

     WHEREAS, the Company desires to encourage high levels of performance by those employees and contractors working for the Company's studios who are key to the success of the Company and to encourage such employees and contractors working for the Company's studios to remain as employees of the Company and its subsidiaries by increasing their proprietary interest in the Company's growth and success.

     WHEREAS, to attain these ends, the Company has formulated the Plan embodied herein to authorize the granting of incentive awards through grants of share options ("Options") or grants of Restricted Share Awards (hereafter defined) made under the Plan to those persons (each such person, a "Participant") whose judgment, initiative and efforts are or have been or will be responsible for the success of the Company.

     NOW, THEREFORE, the Company hereby constitutes, establishes and adopts the following Plan and agrees to the following provisions:

                                   ARTICLE 1.

                               PURPOSE OF THE PLAN

     1.1. Purpose. The purpose of the Plan is to assist the Company and its subsidiaries in retaining selected key employees and contractors working for the Company's studios whose judgment, initiative and efforts are responsible for the success of the Company and its subsidiaries and to help the Company and its subsidiaries secure and retain the services of such individuals. Options granted under the Plan will be nonqualified share options." For purposes of the Plan, the term "subsidiary" shall mean "subsidiary corporation," as such term is defined in Section 424(f) of the Code, and "affiliate" shall have the meaning set forth in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). For purposes of the Plan, the term "Award" shall mean a grant of an Option or a grant of a Restricted Share Award made under the terms of the Plan.


                                   ARTICLE 2.

                            SHARES SUBJECT TO AWARDS

     2.1. Number of Shares. Subject to the adjustment provisions of Section 6.9 hereof, the aggregate number of Company shares of common stock, par value $.000001 per share ("Shares") which may be issued under Awards under the Plan, whether pursuant to Options or Restricted Share Awards shall not exceed 1,500,000. No Options to purchase fractional Shares shall be granted or issued under the Plan. For purposes of this Section 2.1, the Shares that shall be counted toward such limitation shall include all Shares:

          (1) issued or issuable pursuant to Options that have been or may be exercised; and

          (2)  issued as, or subject to issuance as a Restricted Share Award.

     2.2. Shares Subject to Terminated Awards. The Shares covered by any unexercised portions of terminated Options granted under Article 4 and Shares subject to any Awards which are otherwise surrendered by the Participant without receiving any payment or other benefit with respect thereto may again be subject to new Awards under the Plan. In the event the purchase price of an Option is paid in whole or in part through the delivery of Shares, the number of Shares issuable in connection with the exercise of the Option shall not again be available for the grant of Awards under the Plan.

     2.3. Character of Shares. Shares delivered under the Plan may be authorized and unissued Shares or Shares acquired by the Company, or both.

                                   ARTICLE 3.

                         ELIGIBILITY AND ADMINISTRATION

     3.1. Awards to Studio Employees. Participants who receive (i) Options under
Article 4 hereof ("Optionees"), and (ii) Restricted Share Awards under Article 5 shall consist of such key studio employees of the Company or any of its subsidiaries or affiliates as the Committee (as defined in Section 3.2 below) shall select from time to time. Executive officers and Directors (as defined in Section 3.2 below) of the Company shall not be eligible to receive Awards under the Plan. The Committee's designation of an Optionee or Participant in any year shall not require the Committee to designate such person to receive Awards or grants in any other year. The designation of an Optionee or Participant to receive Awards or grants under one portion of the Plan shall not require the Committee to include such Optionee or Participant under other portions of the Plan.

     3.2. Administration. (a) The Plan shall be administered by a committee (the "Committee") consisting of not fewer than two Directors of the Company (the directors of the Company being hereinafter referred to as the "Directors"), as designated by the Directors. The Directors may remove from, add members to, or fill vacancies in the Committee. Unless otherwise determined by the Directors, each member of the Committee will be a "non-employee director" within the meaning of Rule 16b-3 (or any successor rule) of the Exchange Act and an "outside director" within the meaning of Section 162(m)(4)(C)(i) of the Internal Review Code of 1986, as amended (the "Code") and the regulations thereunder.

     (b) The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it may deem appropriate for the conduct of meetings and proper administration of the Plan. All actions of the Committee shall be taken by majority vote of its members.

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     (c) Subject to the provisions of the Plan, the Committee shall have authority, in its sole discretion, to grant Awards under the Plan, to interpret the provisions of the Plan and, subject to the requirements of applicable law, including Rule 16b-3 of the Exchange Act, to prescribe, amend, and rescind rules and regulations relating to the Plan or any Award thereunder as it may deem necessary or advisable. The Committee shall have no authority to reduce the exercise price of any Options granted under the Plan (except in connection with adjustments pursuant to Section 6.9 below). All decisions made by the Committee pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company, its shareholders, Directors and employees, and other Plan participants.

                                   ARTICLE 4.

                                     OPTIONS

     4.1. Grant of Options. The Committee shall determine, within the limitations of the Plan, those key studio employees of the Company and its subsidiaries and affiliates to whom Options are to be granted under the Plan and the number of Shares that may be purchased under each such Option and the option price.

     4.2. Share Option Agreements; etc. All Options granted pursuant to this
Article 4 shall be (a) authorized by the Committee and (b) evidenced in writing by share option agreements ("Share Option Agreements") in such form and containing such terms and conditions as the Committee shall determine that are not inconsistent with the provisions of the Plan. Granting of an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option. Any individual who is granted an Option pursuant to this Article 4 may hold more than one Option granted pursuant to such Article at the same time.

     4.3. Option Price. The option exercise price per share of each Share purchasable under any "nonqualified share option" that is granted pursuant to this Article 4 shall be determined by the Committee at the time of the grant of such Option, but shall not be less than 85% of the Fair Market Value of such Share on the date of the grant of such Option.

     4.4. Other Provisions. Options granted pursuant to this Article 4 shall be made in accordance with the terms and provisions of Article 6 hereof and any other applicable terms and provisions of the Plan.

                                   ARTICLE 5.

                             RESTRICTED SHARE AWARDS

     5.1. Restricted Share Awards. (a) Grant. A grant of Shares made pursuant to this Article 5 is referred to as a "Restricted Share Award." The Committee may grant to any Participant an amount of Shares in such manner, and subject to such terms and conditions relating to vesting, forfeitability and restrictions on delivery and transfer (whether based on performance standards, periods of service or otherwise) as the Committee shall establish (such Shares, "Restricted Shares"). The terms of any Restricted Share Award granted under this Plan shall be set forth in a written agreement (a "Restricted Share Agreement") which shall contain provisions determined by the Committee and not inconsistent with this Plan. The provisions of Restricted Share Awards need not be the same for each Participant receiving such Awards.

     (b) Issuance of Restricted Shares. As soon as practicable after the date of grant of a Restricted Share Award by the Committee, the Company shall cause to be transferred on the books of the Company, Shares registered in the name of the Company, as nominee for the Participant, evidencing the Restricted Shares covered by the Award; provided, however, such Shares shall be subject to forfeiture to the Company retroactive to the date of grant, if a Restricted Share Agreement delivered to the Participant by the Company with respect to the Restricted Shares covered by the Award is not duly executed by the Participant and timely returned to the Company.

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All Restricted Shares covered by Awards under this Article 5 shall be subject to the restrictions, terms and conditions contained in the Plan and the Restricted Share Agreement entered into by and between the Company and the Participant. Until the lapse or release of all restrictions applicable to an Award of Restricted Shares, the share certificates representing such Restricted Shares shall be held in custody by the Company or its designee.

     (c) Shareholder Rights. Beginning on the date of grant of the Restricted Share Award and subject to execution of the Restricted Share Agreement as provided in Sections 5.1(a) and (b), the Participant shall become a shareholder of the Company with respect to all Shares subject to the Restricted Share Agreement and shall have all of the rights of a shareholder, including, but not limited to, the right to vote such Shares and the right to receive distributions made with respect to such Shares; provided, however, that any Shares or any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Shares as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Shares and shall be represented by book entry and held as prescribed in Section 5.1(b).

     (d) Restriction on Transferability. None of the Restricted Shares may be assigned or transferred (other than by will or the laws of descent and distribution), pledged or sold prior to lapse or release of the restrictions applicable thereto.

     (e) Delivery of Shares Upon Release of Restrictions. Upon expiration or earlier termination of the forfeiture period without a forfeiture and the satisfaction of or release from any other conditions prescribed by the Committee, the restrictions applicable to the Restricted Shares shall lapse. As promptly as administratively feasible thereafter, subject to the requirements of
Section 7.1, the Company shall deliver to the Participant or, in case of the Participant's death, to the Participant's beneficiary, one or more stock certificates for the appropriate number of Shares, free of all such restrictions, except for any restrictions that may be imposed by law.

     5.2. Terms of Restricted Shares. (a) Forfeiture of Restricted Shares. Subject to Section 5.2(b), all Restricted Shares shall be forfeited and returned to the Company and all rights of the Participant with respect to such Restricted Shares shall terminate unless the Participant continues in the service of the Company as an employee until the expiration of the forfeiture period for such Restricted Shares and satisfies any and all other conditions set forth in the Restricted Share Agreement. The Committee in its sole discretion, shall determine the forfeiture period (which may, but need not, lapse in installments) and any other terms and conditions applicable with respect to any Restricted Share Award and the Committee has the discretion to modify the terms and conditions of a Restricted Share award as long as the rights of the Participant are not impaired.

     (b) Waiver of Forfeiture Period. Notwithstanding anything contained in this
Article 5 to the contrary, the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Restricted Share Agreement under appropriate circumstances (including the death, disability or retirement of the Participant or a material change in circumstances arising after the date of an Award) and subject to such terms and conditions (including forfeiture of a proportionate number of the Restricted Shares) as the Committee shall deem appropriate.

                                   ARTICLE 6.

                         GENERALLY APPLICABLE PROVISIONS

     6.1. Option Period. The period for which an Option is exercisable shall be set by the Committee. After the Option is granted, the option period may not be reduced, subject to expiration due to termination of employment or otherwise.

     6.2. Fair Market Value. The "Fair Market Value" of a Share shall be determined in good faith by the Committee in its sole discretion from time to time. In no case shall Fair Market Value be less than the par value of a

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Share. An Option shall be considered granted on the date the Committee acts to grant the Option or such later date as the Committee shall specify.

     6.3. Exercise of Options. Vested Options granted under the Plan shall be exercised by the Optionee or by a Permitted Assignee thereof (or by his or her executors, administrators, guardian or legal representative, as provided in Sections 6.6 and 6.7 hereof) as to all or part of the Shares covered thereby, by the giving of written notice of exercise to the Company, specifying the number of Shares to be purchased, accompanied by payment of the full purchase price for the Shares being purchased. Full payment of such purchase price shall be made at the time of exercise and shall be made (i) in cash or by certified check or bank check or wire transfer of immediately available funds, (ii) with the consent of the Committee, by delivery of a promissory note in favor of the Company upon such terms and conditions as determined by the Committee, (iii) with the consent of Committee, by tendering previously acquired Shares (valued at its Fair Market Value, as determined by the Committee as of the date of tender) that have been owned for a period of at least six months (or such other period to avoid accounting charges against the Company's earnings), (iv) if Shares are traded on a national securities exchange, the Nasdaq Stock Market, Inc. or quoted on a national quotation system sponsored by the National Association of Securities Dealers, Inc. and the Committee authorizes this method of exercise, through the delivery of irrevocable instructions to a broker approved by the Committee to deliver promptly to the Company an amount equal to the purchase price, or (v) with the consent of the Committee, any combination of (i), (ii), (iii) and (iv). In connection with a tender of previously acquired Shares pursuant to clause
(iii) above, the Committee, in its sole discretion, may permit the Optionee to constructively exchange Shares already owned by the Optionee in lieu of actually tendering such Shares to the Company, provided that adequate documentation concerning the ownership of the Shares to be constructively tendered is furnished in form satisfactory to the Committee. The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe. In no event may any Option granted hereunder be exercised for a fraction of a Share. The Company shall, subject to Section 6.4 herein, effect the transfer of Shares purchased pursuant to an Option as soon as practicable, and, within a reasonable time thereafter, such transfer shall be evidenced on the books of the Company. No person exercising an Option shall have any of the rights of a holder of Shares subject to an Option until certificates for such Shares shall have been issued following the exercise of such Option. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such issuance.

     6.4. Transferability. "Non-qualified share options" are transferable with the consent of the Committee by the Optionee, to any one or more of the following persons (each, a "Permitted Assignee"): (i) the spouse, parent, issue, spouse of issue, or issue of spouse ("issue" shall include all descendants whether natural or adopted) of such Optionee; (ii) a trust for the benefit of one or more of those persons described in clause (i) above or for the benefit of such Optionee; (iii) an entity in which the Optionee or any Permitted Assignee thereof is a beneficial owner; or (iv) in the case of a transfer by an Optionee who is a non-employee director, another non-employee director of the Company; provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of this Plan and the Share Option Agreement relating to the transferred Option and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Optionee shall remain bound by the terms and conditions of this Plan. The Company shall cooperate with any Permitted Assignee and the Company's transfer agent in effectuating any transfer permitted under this Section 6.4.

     6.5. Termination of Employment. Unless the Committee determines otherwise, in the event of the termination of employment of an Optionee or the termination or separation from service of an advisor or consultant for any reason (other than death or disability as provided below), any Option(s) held by such Optionee (or Permitted Assignee) under this Plan and not previously exercised or expired shall be deemed cancelled and terminated on the day of such termination or separation, provided, however, that in no instance may the term of the Option, if extended by the Committee, exceed the maximum term established pursuant to
Section 6.1 above.

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     6.6. Death. In the event an Optionee dies while employed by the Company or any of its subsidiaries or affiliates or during his term as an employee of the Company or any of its subsidiaries or affiliates, as the case may be, any Option(s) held by such Optionee (or his Permitted Assignee) and not previously expired or exercised shall, to the extent exercisable on the date of death, be exercisable by the estate of such Optionee or by any person who acquired such Option by bequest or inheritance, or by the Permitted Assignee at any time within one year after the death of the Optionee, unless earlier terminated pursuant to its terms, provided, however, that if the term of such Option would expire by its terms within six months after the Optionee's death, the term of such Option shall be extended until six months after the Optionee's death, provided further, however, that in no instance may the term of the Option, as so extended, exceed the maximum term established pursuant to Section 6.1 above.

     6.7. Disability. In the event of the termination of employment of an Optionee or the separation from service of an employee of the Company, due to total disability, the Optionee, or his guardian or legal representative, or a Permitted Assignee shall have the unqualified right to exercise any Option(s) that have not expired or been previously exercised and that the Optionee was eligible to exercise as of the first date of total disability (as determined by the Committee), at any time within one year after such termination or separation, unless earlier terminated pursuant to its terms, provided, however, that if the term of such Option would expire by its terms within six months after such termination or separation, the term of such Option shall be extended until six months after such termination or separation, provided further, however, that in no instance may the term of the Option, as so extended, exceed the maximum term established pursuant to Section 6.1 above. The term "total disability" shall, for purposes of this Plan, be defined in the same manner as such term is defined in Section 22(e)(3) of the Code.

     6.8. Amendment and Modification of the Plan. The Committee may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for shareholder approval imposed by applicable law or any rule of any stock exchange or quotation system on which Shares are listed or quoted; provided that no amendments to, or termination of, the Plan shall in any way impair the rights of an Optionee or a Participant (or a Permitted Assignee thereof) under any Award previously granted without such Optionee's or Participant's consent.

     6.9. Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities, the issuance of warrants or other rights to purchase Shares or other securities, or other similar corporate transaction or event affects the Shares with respect to which Awards have been or may be issued under the Plan, such that an adjustment is determined in good faith by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as the Committee may deem equitable, adjust any or all of (i) the number and type of Shares that thereafter may be made the subject of Awards, (ii) the number and type of Shares subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of any outstanding Award provided that the number of Shares subject to any Award denominated in Shares shall always be a whole number. In the event of any reorganization, merger, consolidation, split-up, spin-off, or other business combination involving the Company (collectively, a "Reorganization"), the Committee or the Board of Directors of the Company may cause any Award outstanding as of the effective date of the Reorganization to be cancelled in consideration of a cash payment or alternate Award (whether from the Company or another entity that is a party to the Reorganization) or a combination thereof made to the holder of such cancelled Award substantially equivalent in value to the fair market value of such cancelled Award. The determination of fair market value shall be made by the Committee or the Board of Directors, as the case may be, in their sole discretion.

     6.10. Change of Control. The terms of any Award may provide in the Share Option Agreement, Restricted Share Agreement, or other document evidencing the Award, that upon a "Change of Control" of the Company (as that term may be defined therein), (i) Options immediately vest and become fully exercisable,
(ii) restrictions on Restricted Shares lapse and the shares become fully vested, and (iii) such other additional benefits as the Committee

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deems appropriate shall apply, subject in each case to any terms and conditions contained in the applicable document evidencing such Award. For purposes of this Plan, a "Change of Control" shall mean an event described in the applicable document evidencing the Award or such other event as determined in the sole discretion of the Board of Directors of the Company. The Committee, in its discretion, may determine that, upon the occurrence of a Change of Control of the Company, each Option outstanding hereunder shall terminate within a specified number of days after notice to the Participant, and such Participant shall receive, with respect to each Share subject to such Option, an amount equal to the excess of the Fair Market Value of such Share immediately prior to the occurrence of such Change of Control over the exercise price per share of such Option; such amount to be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.

     6.11. Employment Violation. Each Share Option Agreement evidencing an Option granted hereunder shall include and be subject to the following terms:

     (a) The terms of this Section 6.11 shall apply to the Option if the Optionee is or shall become subject to an employment agreement with the Company.

     (b) If the Optionee materially breaches his or her employment agreement (it being understood that any breach of the post-termination obligations contained therein shall be deemed to be material) for so long as the terms of such employment agreement shall apply to the Optionee (each an "Employment Violation"), the Company shall have the right to require (i) the termination and cancellation of the unexercised portion of the Option, if any, whether vested or unvested, and (ii) payment by the Optionee to the Company of the Recapture Amount (as defined below). Such termination of unexercised Options and payment of the Recapture Amount, as the case may be, shall be in addition to, and not in lieu of, any other right or remedy available to the Company arising out of or in connection with any such Employment Violation including, without limitation, the right to terminate Optionee's employment if not already terminated, seek injunctive relief and additional monetary damages.

     (c) "Recapture Amount" shall mean the gross gain realized or unrealized by the Optionee upon each exercise of his Option during the period beginning on the date which is twelve (12) months prior to the date of the Optionee's Employment Violation and ending on the date of computation (the "Look-back Period"), which gain shall be calculated as the sum of:

               (i) if the Optionee has exercised any portion of his Option during the Look-back Period and sold any of the Shares acquired on exercise thereafter, an amount equal to the product of (x) the sales price per Share sold minus the exercise price per Share times (y) the number of Shares as to which the Option was exercised and which were sold at such sales price; plus

               (ii) if the Optionee has exercised any portion of his Option during the Look-back Period and not sold any of the Shares acquired on exercise thereafter, with respect to each of such Shares an amount equal to the product of (x) the greatest of the following: (1) the Fair Market Value per Share on the date of exercise, (2) the arithmetic average of the per Share closing sales prices as reported on NASDAQ for the thirty (30) trading day period ending on the trading day immediately preceding the date of the Company's written notice of its exercise of its rights under this clause (h), or (3) the arithmetic average of the per Share closing sales prices as reported on NASDAQ for the thirty (30) trading day period ending on the trading day immediately preceding the date of computation, minus the exercise price per Share times (y) the number of Shares as to which this Option was exercised and which were not sold;

provided, however, in lieu of payment by the Optionee to the Company of the Recapture Amount determined pursuant to subclause (ii) above, the Optionee, in his or her discretion, may tender to the Company the Shares acquired upon exercise of this Option during the Look-back Period and the Optionee shall not be entitled to receive any consideration from the Company in exchange therefor.

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     With respect to any other Awards granted hereunder, the terms of any Restricted Share Agreement, or any other document evidencing an Award under the Plan, may include comparable provisions to those set forth in this Section 6.11.

     6.12. Other Provisions. (a) The Committee may require each Participant purchasing Shares pursuant to an Award under the Plan to represent to and agree with the Company in writing that such Participant is acquiring the Shares without a view to distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

     (b) All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such share-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other restrictions of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     (c) Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Awards granted under the Plan. If Awards are granted in substitution for other Awards, the Committee shall require the surrender of such other Awards in consideration for the grant of the new Awards. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

     (d) Nothing contained in this Plan shall prevent the Board of Directors from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

     (e) A Participant shall have no right as a shareholder until he or she becomes the holder of record.

     (f) The Company will provide to its shareholders, at least annually, reports containing financial statements and management's discussion and analysis of financial conditions and results of operations.

     6.13. Terms of Option Grant. Notwithstanding anything in Section 6.4, 6.5, 6.6, 6.7, 6.10 and 6.11 to the contrary, the Committee may grant an Option under such terms and conditions as may be provided in the Share Option Agreement given to the Optionee and the Committee has the discretion to modify the terms and conditions of an Option after grant as long as the rights of the Optionee are not impaired unless the Optionee otherwise consents, provided, however, that in no instance may the exercise price of the Option be reduced after the date of grant (except in connection with adjustments pursuant to Section 6.9 hereof).

                                   ARTICLE 7.

                                  MISCELLANEOUS

     7.1. Tax Withholding. The Company shall have the right to make all payments or distributions pursuant to the Plan to an Optionee or Participant (or a Permitted Assignee thereof) net of any applicable Federal, State and local taxes required to be paid as a result of the grant of any Award, exercise of an Option or any other event occurring pursuant to this Plan. The Company or any subsidiary or affiliate thereof shall have the right to withhold from wages or other amounts otherwise payable to such Optionee or Participant (or a Permitted Assignee thereof) such withholding taxes as may be required by law, or to otherwise require the Optionee or Participant (or a Permitted Assignee thereof) to pay such withholding taxes. If the Optionee or Participant (or a Permitted Assignee thereof) shall fail to make such tax payments as are required, the Company or its subsidiaries or affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Optionee or Participant or to take such other action as may be necessary to satisfy such withholding obligations. In satisfaction of the requirement to pay withholding taxes, the Optionee or Participant (or Permitted Assignee) may make a written election, which may be accepted or rejected in the discretion of the Committee, to

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have withheld a portion of the Shares then issuable to the Optionee (or Permitted Assignee) pursuant to the Plan having an aggregate Fair Market Value equal to the withholding taxes.

     7.2. Right of Discharge Reserved. Nothing in the Plan nor the grant of an Award hereunder shall confer upon any employee or other individual the right to continue in the employment or service of the Company or any subsidiary or affiliate of the Company or affect any right that the Company or any subsidiary or affiliate of the Company may have to terminate the employment or service of (or to demote or to exclude from future Options under the Plan) any such employee or other individual at any time for any reason. Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit with respect to an Award in the event of termination of an employment or other relationship even if the termination is in violation of an obligation of the Company or any subsidiary or affiliate of the Company to the studio employee.

     7.3. Nature of Payments. All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or any subsidiary or affiliate of the Company. Any income or gain realized pursuant to Awards under the Plan constitutes a special incentive payment to the Optionee or Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any subsidiary or affiliate of the Company except as may be determined by the Committee or by the Directors or directors of the applicable subsidiary or affiliate of the Company.

     7.4. Unfunded Status of the Plan. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or Optionee by the Company, nothing contained herein shall give any such Participant or Optionee any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

     7.5. Severability. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part, such unlawfulness, invalidity or unenforceability shall not affect any other provision of the Plan or part thereof, each of which remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

     7.6. Gender and Number. In order to shorten and to improve the understandability of the Plan document by eliminating the repeated usage of such phrases as "his or her" and any masculine terminology herein shall also include the feminine, and the definition of any term herein in the singular shall also include the plural except when otherwise indicated by the context.

     7.7. Governing Law. The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed accordingly.

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     7.8. Effective Date of Plan; Termination of Plan. The Plan shall be effective on the date of the approval of the Plan by the Board of Directors. Awards may be granted under the Plan at any time and from time to time prior to December 18, 2012, on which date the Plan will expire except as to Awards outstanding under the Plan. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.

     7.9. Captions. The captions in this Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

     7.10. Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Committee shall notify each Optionee and Participant as soon as practicable prior to the effective date of such proposed transaction. The Committee in its sole discretion may permit an Optionee to exercise an Option until ten days prior to such transaction with respect to all vested and exercisable Shares covered thereby and with respect to such number of unvested Shares as the Committee shall determine. In addition, the Committee may provide that any forfeiture provision or Company repurchase option applicable to any Restricted Share Award shall lapse as to such number of Shares as the Committee shall determine, contingent upon the occurrence of the proposed dissolution or liquidation at the time and in the manner contemplated. To the extent an Option has not been previously exercised, the Option shall terminate automatically immediately prior to the consummation of the proposed action. To the extent a forfeiture provision applicable to a Restricted Share Award has not been waived by the Committee, the related Restricted Share Award shall be forfeited automatically immediately prior to the consummation of the proposed action.

     7.11. Successors and Assigns. This Plan shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the Company, Optionees and Participants.

                             STOCK OPTION AGREEMENT
                               (Non-Transferable)

Stock Option #_______________                                For ______ Shares

                             Issued Pursuant to the
                2002 Studio Employee Retention Incentive Plan of
                                ACTIVISION, INC.

     THIS CERTIFIES that on _____________ (the "Issuance Date") __________ (the "Holder") was granted an option (the "Option") to purchase at the option price of $_______ per share, all or any part of ___________ fully paid and non-assessable shares ("Shares") of common stock, par value $.000001 per share, of ACTIVISION, INC., a Delaware corporation (the "Company"), upon and subject to the following terms and conditions:

     a. Terms of the Plan. The Option is granted pursuant to, and is subject to the terms and conditions of, the Company's 2002 Studio Employee Retention Incentive Plan (the "Plan"), the terms, conditions and definitions of which are hereby incorporated herein as though set forth at length, and the receipt of a copy of which the Holder hereby acknowledges by his signature below. Capitalized terms used herein shall have the meanings set forth in the Plan, unless otherwise defined herein.

     b. Expiration. This Option shall expire on [ ] unless extended or earlier terminated in accordance herewith.

     c. Exercise. This Option may be exercised or surrendered during the Holder's lifetime only by the Holder or his/her guardian or legal representative. THIS OPTION SHALL NOT BE TRANSFERABLE BY THE HOLDER OTHERWISE THAN BY WILL OR BY THE LAWS OF DESCENT AND DISTRIBUTION, SUBJECT TO THE TERMS AND CONDITIONS OF THE PLAN.

     This Option shall vest and be exercisable as follows:

                                                       Cumulative Shares
Vesting Date     Shares Vested at Vesting Date       Vested at Vesting Date
------------     -----------------------------       ----------------------

                               [vesting schedule]

     This Option shall be exercised by the Holder (or by her executors, administrators, guardian or legal representative) as to all or part of the Shares, by the giving of written notice of exercise to the Company, specifying the number of Shares to be purchased, accompanied by payment of the full purchase price for the Shares being purchased. Full payment of such purchase price shall be made at the time of exercise and shall be made (i) in cash or by certified check or bank check or wire transfer of immediately available funds,
(ii) with the consent of the Company, by tendering previously acquired Shares (valued at its Fair Market Value (as defined in the Plan), as determined by the Company as of the date of tender), or (iii) with the consent of the Company, a combination of (i) and (ii). Such notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Company may from time to time direct, and shall be in such form, containing such further provisions as the Company may from time to time prescribe. In no event may this Option be exercised for a fraction of a Share. The Company shall effect the transfer of Shares purchased pursuant to an Option as soon as practicable, and, within a reasonable time thereafter, such transfer shall be evidenced on the books of the Company. No person exercising this Option shall have any of the rights of a holder of Shares subject to this Option until certificates for such Shares shall have been issued following the exercise of such Option. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such issuance.

     (d) Termination of Employment. In the event of the termination of employment or separation from service of the Holder for any reason (other than death or disability as provided below), this Option, to the extent not previously exercised or expired, shall be deemed cancelled and terminated on the day of such termination or separation, unless the Company decides, in its sole discretion, to extend the term of this Option, subject to the terms of the Plan.

     (e) Death. In the event the Holder dies while employed by the Company or any of its subsidiaries or affiliates, or during his term as a Director of the Company or any of its subsidiaries or affiliates, as the case may be, this Option, to the extent not previously expired or exercised, shall, to the extent exercisable on the date of death, be exercisable by the estate of the Holder or by any person who acquired this Option by bequest or inheritance, at any time within one year after the death of the Holder, provided, however, that if the term of such Option would expire by its terms within six months after the Optionee's death, the term of such Option shall be extended until six months after the Optionee's death, provided further, however, that in no instance may the term of the Option, as so extended, exceed the maximum term established pursuant to Sections 6.1 of the Plan.

     (f) Disability. In the event of the termination of employment of the Holder or the separation from service of the Holder due to total disability, the Holder, or her guardian or legal representative, shall have the unqualified right to exercise any portion of this Option which has not been previously exercised or expired and which the Holder was eligible to exercise as of the first date of total disability (as determined by the Company), at any time within one year after such termination or separation, provided, however, that if the term of such Option would expire by its terms within six months after such termination or separation, the term of such Option shall be extended until six months after such termination or separation, provided further, however, that in no instance may the term of the Option, as so extended, exceed the maximum term established pursuant to Section 6.1 of the Plan. The term "total disability" shall, for purposes of this Share Option Agreement, be defined in the same manner as such term is defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended.

     (g) Change of Control. If the Holder is an active employee of the Company or any of its subsidiaries at the time there occurs a "Change of Control" of the Company (as defined below) and the Holder's employment is terminated by the Company or any of its subsidiaries other than for Cause (as defined below) within twelve (12) months following such Change of Control, or such longer period as the Committee may determine, the portion, if any, of this Option with respect to which the right to exercise has not yet accrued, shall immediately vest and be exercisable in full, effective upon such termination, for a period of 30 days thereafter, or such longer period as the Committee may determine. For purposes of this Option, a "Change of Control" of the Company shall be deemed to occur if:

               (i) there shall have occurred a Change of Control of a nature that would be required to be reported in response to Item 6(e) of
          Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date hereof, whether or not the Company is then subject to such reporting requirement, provided,

                                       2

          however, that there shall not be deemed to be a Change of Control of the Company if immediately prior to the occurrence of what would otherwise be a Change of Control of the Company (a) the Holder is the other party to the transaction (a "Control Event") that would otherwise result in a Change of Control of the Company or (b) the Holder is an executive officer, trustee, director or more than 5% equity holder of the other party to the Control Event or of any entity, directly or indirectly, controlling such other party;

               (ii) the Company merges or consolidates with, or sells all or substantially all of its assets to, another company (each, a "Transaction"), provided, however, that a Transaction shall not be deemed to result in a Change of Control of the Company if (a) immediately prior thereto the circumstances in (i)(a) or (i)(b) above exist, or (b) (1) the shareholders of the Company, immediately before such Transaction own, directly or indirectly, immediately following such Transaction in excess of fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation or other entity resulting from such Transaction (the "Surviving Corporation") in substantially the same proportion as their ownership of the voting securities of the Company immediately before such Transaction and (2) the individuals who were members of the Company's Board of Directors immediately prior to the execution of the agreement providing for such Transaction constitute at least a majority of the members of the board of directors or the board of trustees, as the case may be, of the Surviving Corporation, or of a corporation or other entity beneficially directly or indirectly owning a majority of the outstanding voting securities of the Surviving Corporation; or

               (iii) the Company acquires assets of another company or a subsidiary of the Company merges or consolidates with another company (each, an "Other Transaction") and (a) the shareholders of the Company, immediately before such Other Transaction own, directly or indirectly, immediately following such Other Transaction 50% or less of the combined voting power of the outstanding voting securities of the corporation or other entity resulting from such Other Transaction (the "Other Surviving Corporation") in substantially the same proportion as their ownership of the voting securities of the Company immediately before such Other Transaction or (b) the individuals who were members of the Company's Board of Directors immediately prior to the execution of the agreement providing for such Other Transaction constitute less than a majority of the members of the board of directors or the board of trustees, as the case may be, of the Other Surviving Corporation, or of a corporation or other entity beneficially directly or indirectly owning a majority of the outstanding voting securities of the Other Surviving Corporation, provided, however, that an Other Transaction shall not be deemed to result in a Change of Control of the Company if immediately prior thereto the circumstances in (i)(a) or (i)(b) above exist.

     For purposes of this clause (g), "Cause" shall mean (unless a different definition is used in the Holder's written employment agreement with the Company, if any, in which case such different definition shall apply to the Holder) any of the following:

               (i) material breach by the Holder of his or her employment agreement, if any, or material failure by the Holder to perform his or her duties (other than as a result of incapacity due to physical or mental illness) during his or her employment with the Company after written notice of such breach or failure and the Holder failed to cure such breach or failure to the Company's reasonable satisfaction within five (5) days after receiving such written notice;

               (ii) material breach by the Holder of his or her Employee Proprietary Information Agreement or other similar arrangement entered into by the Holder in connection with his or her employment by the Company; or

               (iii) any act of fraud, misappropriation, misuse, embezzlement or any other material act of dishonesty in respect of the Company or its funds, properties, assets or other employees.

                                       3

     (h) Employment Violation. In consideration of the granting and by acceptance of this Option, the Holder hereby agrees that the terms of this clause (h) shall apply to the Option. The Holder acknowledges and agrees that each exercise of this Option and each written notice of exercise delivered to the Company and executed by the Holder shall serve as a reaffirmation of and continuing agreement by the Holder to comply with the terms contained in this clause (h).

     The Company and the Holder acknowledge and agree that if the Holder materially breaches his or her employment agreement (it being understood that any breach of the post-termination obligations contained therein shall be deemed to be material) for so long as the terms of such employment agreement shall apply to the Holder (each an "Employment Violation"), the Company shall have the right to require (i) the termination and cancellation of the unexercised portion of this Option, if any, whether vested or unvested, and (ii) payment by the Holder to the Company of the Recapture Amount (as defined below). The Company and the Holder further agree that such termination of unexercised Options and payment of the Recapture Amount, as the case may be, shall be in addition to, and not in lieu of, any other right or remedy available to the Company arising out of or in connection with any such Employment Violation including, without limitation, the right to terminate the Holder's employment if not already terminated, seek injunctive relief and additional monetary damages.

     For purposes of this clause (h), the "Recapture Amount" shall mean the gross gain realized or unrealized by the Holder upon each exercise of this Option during the period beginning on the date which is twelve (12) months prior to the date of the Holder's Employment Violation and ending on the date of computation (the "Look-back Period"), which gain shall be calculated as the sum of:

          (i) if the Holder has exercised any portion of this Option during the Look-back Period and sold any of the Shares acquired on exercise thereafter, an amount equal to the product of (x) the sales price per Share sold minus the exercise price per Share times (y) the number of Shares as to which this Option was exercised and which were sold at such sales price; plus

          (ii) if the Holder has exercised any portion of this Option during the Look-back Period and not sold any of the Shares acquired on exercise thereafter, with respect to each of such Shares an amount equal to the product of (x) the greatest of the following: (1) the Fair Market Value per Share on the date of exercise, (2) the arithmetic average of the per Share closing sales prices as reported on NASDAQ for the thirty (30) trading day period ending on the trading day immediately preceding the date of the Company's written notice of its exercise of its rights under this clause
     (h), or (3) the arithmetic average of the per Share closing sales prices as reported on NASDAQ for the thirty (30) trading day period ending on the trading day immediately preceding the date of computation, minus the exercise price per Share times (y) the number of Shares as to which this Option was exercised and which were not sold;

provided, however, in lieu of payment by the Holder to the Company of the Recapture Amount determined pursuant to subclause (ii) above, the Holder, in his or her discretion, may tender to the Company the Shares acquired upon exercise of this Option during the Look-back Period and the Optionee shall not be entitled to receive any consideration from the Company in exchange therefor.

     (i) Adjustments. In the event that the Company shall determine that any dividend or other distribution (whether in the form of cash, shares of common stock of the Company, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares of common stock of the Company or other securities, the issuance of warrants or other rights to purchase shares of common stock of the Company, or other securities, or other similar corporate transaction or event affects the Shares, such that an adjustment is determined by the Company to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available to the Holder, then the Company shall, in such manner as the Company may deem equitable, adjust any or all of (i) the number and type of shares of common stock of the Company subject to this Option, and (ii) the grant or exercise price with respect to this Option, or, if deemed appropriate, make provision for a cash payment to the Holder.

                                      4

     (j) Delivery of Share Certificates. Within a reasonable time after the exercise of this Option, the Company shall cause to be delivered to the person entitled thereto a certificate for the Shares purchased pursuant to the exercise of this Option. If this Option shall have been exercised with respect to less than all of the Shares subject to this Option, the Company shall also cause to be delivered to the person entitled thereto a new Stock Option Agreement in replacement of this Stock Option Agreement if surrendered at the time of the exercise of this Option, indicating the number of Shares with respect to which this Option remains available for exercise, or the Company shall make a notation in its books and records to reflect the partial exercise of this Option.

     (k) Withholding. In the event that the Holder elects to exercise this Option or any part thereof, and if the Company or any subsidiary or affiliate of the Company shall be required to withhold any amounts by reasons of any federal, state or local tax laws, rules or regulations in respect of the issuance of Shares to the Holder pursuant to this Option, the Company or such subsidiary or affiliate shall be entitled to deduct and withhold such amounts from any payments to be made to the Holder. In any event, the Holder shall make available to the Company or such subsidiary or affiliate, promptly when requested by the Company or such subsidiary or affiliate, sufficient funds to meet the requirements of such withholding; and the Company or such subsidiary or affiliate shall be entitled to take and authorize such steps as it may deem advisable in order to have such funds available to the Company or such subsidiary or affiliate out of any funds or property due or to become due to the Holder.

     (l) Reservation of Shares. The Company hereby agrees that at all times there shall be reserved for issuance and/or delivery upon exercise of this Option such number of Shares as shall be required for issuance or delivery upon exercise hereof.

     (m) Rights of Holder. Nothing contained herein shall be construed to confer upon the Holder any right to be continued in the employ of the Company and/or any subsidiary or affiliate of the Company or derogate from any right of the Company and/or any subsidiary or affiliate of the Company to retire, request the resignation of, or discharge the Holder at any time, with or without cause. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or in equity, and the rights of the Holder are limited to those expressed herein and are not enforceable against the Company except to the extent set forth herein.

     (n) Exclusion from Pension Computations. By acceptance of the grant of this Option, the Holder hereby agrees that any income realized upon the receipt or exercise hereof, or upon the disposition of the Shares received upon its exercise, is special incentive compensations and, to the extent permissible under applicable law, shall not be taken into account as "wages", "salary" or "compensation" in determining the amount of any payment under any pension, retirement, incentive, profit sharing, bonus or deferred compensation plan of the Company or any of its subsidiaries or affiliates.

     (o) Registration; Legend. The Company may postpone the issuance and delivery of Shares upon any exercise of this Option until (a) the admission of such Shares to listing on any stock exchange or exchanges on which Shares of the Company of the same class are then listed and (b) the completion of such registration or other qualification of such Shares under any state or federal law, rule or regulation as the Company shall determine to be necessary or advisable. The Holder shall make such representations and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company, in light of the then existence or non-existence with respect to such Shares of an effective Registration Statement under the Securities Act of 1933, as amended, to issue the Shares in compliance with the provisions of that or any comparable act.

     The Company may cause the following or a similar legend to be set forth on each certificate representing Shares or any other security issued or issuable upon exercise of this Option unless counsel for the Company is of the opinion as to any such certificate that such legend is unnecessary:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE

                                       5

          ACT, THE AVAILABILITY OF WHICH IS ESTABLISHED BY AN OPINION FROM COUNSEL TO THE COMPANY.

     (p) Amendment. The Company may at any time or from time to time amend the terms of the Plan, and may, with the consent of the Holder, at any time or from time to time amend the terms and conditions of this Option, provided, however, that in no instance may the exercise price of this Option be reduced after the date of grant (except in connection with adjustments pursuant to Section 6.9 of the Plan).

     (q) Notices. Any notice which either party hereto may be required or permitted to give to the other shall be in writing, and may be delivered personally or by mail, postage prepaid, or overnight courier, addressed as follows: if to the Company, at its office at 3100 Ocean Park Boulevard, Santa Monica, California 90405, Attn: General Counsel, or at such other address as the Company by notice to the Holder may designate in writing from time to time; and if to the Holder, at the address shown below her signature on this Stock Option Agreement, or at such other address as the Holder by notice to the Company may designate in writing from time to time. Notices shall be effective upon receipt.

     (r) Interpretation. A determination of the Committee as to any questions which may arise with respect to the interpretation of the provisions of this Option and of the Plan shall be final and binding. The Committee may authorize and establish such rules, regulations and revisions thereof as it may deem advisable.

     IN WITNESS WHEREOF, the parties have executed this Stock Option Agreement as of the date set forth above.

                                            ACTIVISION, INC.

                                            By:________________________________
                                               Name:
                                               Title:

                                            Date:______________________________

                                            Attest:____________________________

ACCEPTED:

--------------------------
       Option Holder


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         Address


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City      State   Zip Code


--------------------------
 Social Security Number

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